                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               MERCK & CO., INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               MERCK & CO., INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

(LOGO)
                            NOTICE OF ANNUAL MEETING

                                      and

                                PROXY STATEMENT

                         Annual Meeting of Stockholders

            Edward Nash Theatre at Raritan Valley Community College

                          Route 28 and Lamington Road

                            North Branch, New Jersey

                                 April 26, 1994

                               Merck & Co., Inc.
                                  P.O. Box 100

                   Whitehouse Station, New Jersey 08889-0100

                                 (908) 423-1000

                    Notice of Annual Meeting of Stockholders

                                 April 26, 1994
                               ------------------

To the Stockholders:

     The Annual Meeting of Stockholders of Merck & Co., Inc. will be held on Tuesday, April 26, 1994, at 2:00 p.m., at the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey, for the following purposes:

     - To elect one director for a term ending in 1996 and three directors for terms ending in 1997;

     - To consider and act upon a proposal to ratify the appointment of independent public accountants for 1994;

     -  To consider and act upon a proposal to amend the Executive Incentive
       Plan;

     -  To consider and act upon a proposal to adopt the Merck Deferral Program;

     -  To consider and act upon a proposal to amend the 1991 Incentive Stock
       Plan;

     - To consider and act upon a stockholder proposal concerning annual election of directors;

     - To consider and act upon a stockholder proposal concerning executive compensation; and

     - To transact such other business as may properly come before the meeting and all adjournments thereof.

     Only stockholders of record at the close of business on March 8, 1994, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, said meeting. It is always important for you, as a stockholder, to exercise your right to vote.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, please request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100. Evidence of your ownership, which you can obtain from your bank, broker, etc., must accompany your letter.

     IN ORDER THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE.

                      By order of the Board of Directors,

                                          CELIA A. COLBERT
                                          Secretary and Assistant General
                                          Counsel
March 16, 1994

                               Merck & Co., Inc.
                                 P. O. Box 100

                   Whitehouse Station, New Jersey 08889-0100

                                 (908) 423-1000

                                                                  March 16, 1994

                                Proxy Statement
                               ------------------

     This proxy statement is furnished to stockholders of Merck & Co., Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey, on Tuesday, April 26, 1994, and all adjournments thereof. The Company's Annual Report for 1993, including financial statements, and proxy statement and form of proxy/voting instruction card ("proxy card" or "proxy") are being mailed to the stockholders commencing March 16, 1994.

     If a stockholder is a participant in the Automatic Dividend Reinvestment and Cash Payment Plan, the proxy card covers the shares in the account for that plan, as well as shares registered in the participant's name.

     HOWEVER, THE PROXY CARD WILL NOT SERVE AS A VOTING INSTRUCTION CARD FOR THE SHARES HELD FOR PARTICIPANTS IN THE EMPLOYEE SAVINGS AND SECURITY PLAN ("ES&SP"), EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN ("ESP&SP"), HUBBARD FARMS, INC. EMPLOYEE SAVINGS PLAN ("HFESP") OR MEDCO 401(K) SAVINGS PLAN ("MSP"). INSTEAD, THESE PARTICIPANTS WILL RECEIVE FROM THE PLAN TRUSTEES SEPARATE VOTING INSTRUCTION CARDS COVERING THESE SHARES. VOTING INSTRUCTION CARDS FOR THE ES&SP, ESP&SP AND HFESP MUST BE SIGNED AND RETURNED OR THE SHARES WILL NOT BE VOTED. IF VOTING INSTRUCTION CARDS FOR THE MSP ARE NOT RETURNED, THE PLAN TRUSTEE WILL VOTE THOSE SHARES IN THE SAME MANNER AS IT VOTED THE MAJORITY OF THE SHARES FOR WHICH VOTING INSTRUCTIONS WERE RECEIVED.

     Any cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

THE PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to Celia A. Colbert, Secretary and Assistant General Counsel of the Company.

     The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may also be solicited by directors, officers and regular employees of the Company in person or by telephone or telegraph. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Morrow & Co., 909 Third Avenue, New York, N.Y. 10022-4799, to aid in the solicitation of proxies at an anticipated fee of $16,000 plus reasonable expenses.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

     On December 31, 1993, no individual, corporation or other entity was known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock.

     There are outstanding and entitled to vote as of the record date, March 8, 1994, 1,255,934,048 shares of Common Stock of the Company. The holders of a majority in interest of all the stock of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

     The holders of Common Stock are entitled to one vote per share but, in connection with the cumulative voting feature applicable to the election of directors, each stockholder is entitled to as many votes as shall equal the number of shares held by such person at the close of business on the record date, multiplied by the number of directors to be elected. A stockholder may cast all of such votes for a single nominee or may apportion such votes among any two or more nominees. For example, a holder of 100 shares may cast 400 votes for a single nominee, apportion 200 votes to each of two nominees, or apportion 400 votes in any other manner by so noting in the space provided on the accompanying form of proxy. A stockholder may withhold votes from any or all nominees by notation to that effect on the accompanying form of proxy. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below as directors of the Company.

     In the event that any of the nominees becomes unavailable, which the Company does not expect, it is intended that, pursuant to the accompanying proxy, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

     The persons named in the accompanying form of proxy will vote such proxy in accordance with the specification made thereon with respect to each of the other proposals or, if no specification is made, FOR the proposals to ratify the appointment of independent public accountants, to amend the Executive Incentive Plan, to adopt the Merck Deferral Program and to amend the 1991 Incentive Stock Plan and AGAINST the stockholder proposals. A majority of the votes cast by holders of Common Stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

                           1.  ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting. One director is to be elected for the two remaining years of a term expiring in 1996 and three directors are to be elected for full three-year terms expiring in 1997. The Board's nominees are Mr. Martin J. Wygod for a term expiring in 1996 and Mr. Lawrence A. Bossidy, Mr. Charles E. Exley, Jr. and Dr. William N. Kelley for terms expiring in 1997. Mr. Wygod was elected by the Board effective November 23, 1993, subject to election by the stockholders at this Annual Meeting. All other candidates have previously been elected by the stockholders. Dr. Ruben F. Mettler and Dr. Richard S. Ross, whose terms expire at the meeting, will retire from the Board at that time. In accordance with the By-Laws of the Company, the Board has taken action to decrease the number of directors to eleven, effective April 26, 1994. After the election of four directors at the meeting, the Company will have eleven directors, including seven directors whose present terms extend beyond the meeting. Information on the nominees and continuing directors follows.

 NAME, AGE AND
   YEAR FIRST                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
ELECTED DIRECTOR                           OR SIGNIFICANT AFFILIATIONS
- ----------------     ------------------------------------------------------------------------
NOMINEES
  FOR A TERM EXPIRING IN 1996

    [PHOTO]          Chairman of the Board, Medco Containment Services, Inc. ("Medco")
MARTIN J. WYGOD      (managed prescription drug programs), a wholly-owned subsidiary of the
    AGE - 54         Company since November 1993, for more than five years and Chief
      1993           Executive Officer from June 1983 to January 1993 and since November 1993

                     Chairman of the Boards, Synetic, Inc. ("Synetic") (institutional pharmacy services) and Medical Marketing Group, Inc. ("MMG")
                     (micromarketing services and programs for pharmaceuticals), majority-owned subsidiaries of the Company; Trustee, New York University and United Cerebral Palsy Research and Educational Foundation

FOR TERMS EXPIRING IN 1997

    [PHOTO]          Chairman of the Board (since January 1992) and Chief Executive Officer
  LAWRENCE A.        (since July 1991), AlliedSignal, Inc. (aerospace, automotive products
     BOSSIDY         and engineered materials technology); Vice Chairman, General Electric
    AGE - 59         Company from January 1984 to July 1991
      1992
                     Member, The Business Council, The Business Roundtable, International
                     Council of J.P. Morgan & Co., Incorporated and The President's Advisory
                     Committee on Trade Policy and Negotiations


    [PHOTO]          Chairman of the Board and Chief Executive Officer, NCR Corporation
   CHARLES E.        (business information processing systems) from January 1988 to September
    EXLEY, JR.       1991; Chairman of the Board, President and Chief Executive Officer from
    AGE - 64         April 1984 to January 1988
      1988
                     Director, Banc One Corporation and Owens-Corning Fiberglas Corporation;
                     Trustee, The Andrew W. Mellon Foundation; Member, The Business Council
                     and Board of Overseers, Columbia University Graduate School of Business


    [PHOTO]          Chief Executive Officer, University of Pennsylvania Medical Center and
   WILLIAM N.        Health System and Executive Vice President, Dean of the School of
   KELLEY, M.D.      Medicine and Professor of Medicine, Biochemistry and Biophysics,
    AGE - 54         University of Pennsylvania since October 1989; Professor and Chairman of
      1992           Internal Medicine and Professor of Biological Chemistry, University of
                     Michigan from August 1975 to September 1989

                     Director, Beckman Instruments, Greater Philadelphia First and Zoological
                     Society of Philadelphia; Trustee, Emory University; Member, Institute of
                     Medicine of the National Academy of Sciences, Advisory Council to the
                     Director of NIH, National Advisory Board of Rockefeller/Pew Health of
                     the Public Program, Board of Managers of Wistar Institute, Board of
                     Governors of Leonard Davis Institute of Health Economics

 NAME, AGE AND
   YEAR FIRST                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
ELECTED DIRECTOR                           OR SIGNIFICANT AFFILIATIONS
- ----------------     ------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1995

     [PHOTO]         Chairman of the Board, The RTZ Corporation PLC (international mining
SIR DEREK BIRKIN     company) since June 1991; Chief Executive and Deputy Chairman from April
    AGE - 64         1985 to May 1991
      1992
                     Director, Unilever PLC, Barclays Bank PLC, CRA Limited (Australia),
                     Carlton Communications PLC and The Royal Opera House; Member, Council of
                     The Industrial Society


     [PHOTO]         President, The Andrew W. Mellon Foundation (philanthropic foundation)
   WILLIAM G.        for more than five years
   BOWEN, PH.D.
    AGE - 60         Director, American Express Company and Reader's Digest, Inc.; Trustee,
      1986           Denison University


     [PHOTO]         International Health Care Consultant for more than five years
  CAROLYNE K.
   DAVIS, PH.D.      Director, Beckman Instruments, Pharmaceutical Marketing Services, Inc.
    AGE - 62         and The Prudential Insurance Company of America, Inc., Science
      1989           Applications International Corp.; Member, Board of Governors of the
                     American Red Cross, National Museum of Medicine and Health, National
                     Rehabilitation Hospital and University of Pennsylvania Medical Center


     [PHOTO]         Professor of Psychiatry, Meharry Medical College for more than five
 LLOYD C. ELAM,      years
       M.D.
    AGE - 65         Director, First Union Bank of Tennessee, Premark, Inc. and BellSouth
      1973           Telecommunications, Inc.; Trustee, Fisk University, Tennessee Department
                     of Mental Health and the Alfred P. Sloan Foundation

 NAME, AGE AND
   YEAR FIRST                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
ELECTED DIRECTOR                           OR SIGNIFICANT AFFILIATIONS
- ----------------     ------------------------------------------------------------------------
    [PHOTO]          Chairman of the Board (since April 1986), Chief Executive Officer (since
P. ROY VAGELOS,      July 1985) and President (July 1985 to December 1992 and since July
       M.D.          1993) of the Company
    AGE - 64
      1984           Director, PepsiCo, Inc. and The Prudential Insurance Company of America,
                     Inc.; Trustee, University of Pennsylvania, The Rockefeller University
                     and The Danforth Foundation; Member, The Business Council, The Business
                     Roundtable and National Academy of Sciences and its Institute of
                     Medicine
DIRECTORS WHOSE TERMS EXPIRE IN 1996
     [PHOTO]         Chairman of the Board and Chief Executive Officer, General Mills, Inc.
  H. BREWSTER        (consumer foods and restaurants) for more than five years
   ATWATER, JR.
    AGE - 62         Director, American Public Radio, General Electric Company, Mayo
      1988           Foundation and Walker Art Center; Member, The Business Council, The
                     Business Roundtable and International Council of J.P. Morgan & Co.
                     Incorporated


     [PHOTO]         Chairman of the Board, J.P. Morgan & Co. Incorporated and Morgan
     DENNIS          Guaranty Trust Company of New York (banking and other financial
   WEATHERSTONE      services) since January 1990; Chairman of the Executive Committee of
    AGE - 63         J.P. Morgan since February 1991; Chairman of the Executive Committee of
      1988           Morgan Guaranty since January 1991; President of both from January 1987 to January 1990

                     Director, General Motors Corporation and Institute for International
                     Economics; President and Trustee, Royal College of Surgeons Foundation
                     Inc.; Trustee, The Economic Club of New York; Chairman, New York
                     Clearing House; Vice Chairman, The Business Council; Member, Council on
                     Foreign Relations and The Business Roundtable

BOARD COMMITTEES

     There are four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation and Benefits Committee and the Committee on Treasury Stock. Members of the individual committees are named below:

                                                  COMPENSATION
                                                      AND                  TREASURY
    EXECUTIVE               AUDIT                   BENEFITS                 STOCK
- -----------------    --------------------    ----------------------    -----------------
W. G. Bowen          D. Birkin               H. B. Atwater, Jr.(a)     W. G. Bowen
L. C. Elam           C. K. Davis(b)          L. A. Bossidy             L. C. Elam
C. E. Exley, Jr.     C. E. Exley, Jr.(a)     W. G. Bowen               C. E. Exley, Jr.
R. F. Mettler        W. N. Kelley            R. F. Mettler             R. F. Mettler(a)
R. S. Ross           D. Weatherstone         R. S. Ross(b)             R. S. Ross
P. R. Vagelos(a)                                                       P. R. Vagelos

- ---------------
     (a) Chairman       (b) Vice Chairman

     The Executive Committee, among its varied functions, is charged with making recommendations with respect to Board composition and acting as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by the other Board members, management, stockholders or external sources. Names of prospective candidates may be submitted to the Secretary of the Company for referral to the Committee. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with procedures set forth in the Company's By-Laws.

     Other important functions of the Executive Committee are acting for the Board of Directors when action is required between Board meetings, consulting with and advising management on certain important proposals and policy matters, reviewing and making recommendations with respect to financial policy, and monitoring management and Company performance with respect to matters of public responsibility and interest concerning the Company and making recommendations thereon.

     The Audit Committee, consisting entirely of independent directors, oversees the Company's financial reporting process and internal controls. The Committee consults with management, the internal auditors and the Company's independent auditors during the year on matters related to the annual audit, internal controls, the published financial statements, and the accounting principles and auditing procedures being applied. It meets with the auditors after year-end to discuss the results of their examination. The Committee reviews management's evaluation of the auditors' independence, approves audit fees and non-audit services to ensure no compromise of auditor independence and submits to the Board of Directors its recommendations for the appointment of an audit firm for the upcoming year. It reviews the insurance program of the Company periodically and makes recommendations to the Board of Directors on insurance policy and is also charged with monitoring compliance with the Foreign Corrupt Practices Act and the Company's policies on ethical business practices and reporting on the same to the Board of Directors annually.

     The Compensation and Benefits Committee, consisting entirely of independent directors, administers the Company's Executive Incentive Plan and stock option and incentive program and also appoints and monitors the Management Pension Investment Committee. The Committee consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the Board of Directors on organization, succession and compensation generally, individual salary rates, supplemental compensation and special awards, the election of officers, consultantships and similar matters where Board approval is required.

     The Committee on Treasury Stock, in accordance with directions given by the Board of Directors, authorizes the purchase by the Company of outstanding shares of Company stock out of retained earnings of the Company. Such purchases are made from time to time under regulations determined by the Committee.

BOARD AND BOARD COMMITTEE MEETINGS

     In the year 1993, there were ten meetings held by the Board of Directors. Board committees met as follows during 1993: the Executive Committee, seven times; the Audit Committee, three times; the Compensation and Benefits Committee, six times; the Committee on Treasury Stock, once. The total combined attendance for all Board and Committee meetings was 94%. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served.

FAMILY RELATIONSHIPS

     No family relationship exists between any of the directors or executive officers of the Company except that Martin J. Wygod and Paul C. Suthern, President and Chief Operating Officer of Medco, are brothers-in-law.

RELATIONSHIPS WITH OUTSIDE FIRMS

     Dennis Weatherstone is Chairman of the Boards and Executive Committees of
J. P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company, which performed commercial and investment banking services for the Company during 1993 and which are expected to perform such services for the Company during 1994.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is compensated for services as a director by an annual retainer of $38,000 and a meeting fee of $1,200 for each Board and Committee meeting attended. In addition, Chairmen of the Compensation and Benefits Committee and of the Audit Committee are compensated for such service by an annual retainer of $3,000 and the Chairman of the Committee on Treasury Stock is compensated for such service by an annual retainer of $1,000. Those directors who are employees of the Company do not receive any compensation for their services as directors. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company.

     Under the Plan for Deferred Payment of Directors Compensation, each director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the director's election, valued as if invested in a money market fund or the Company's Common Stock and is payable in cash in installments or as a lump-sum upon termination of services as a director.

     Under the Retirement Plan for the Directors of Merck & Co., Inc., directors (excluding those who are current or former employees of the Company) who have served on the Board for five years will receive, upon normal retirement (generally age 70), an annual retirement benefit of 50% of their last annual retainer. Each additional year of service up to ten years increases the benefit by 10%, to a maximum of 100% of the retainer. Any such directors who have served on the Board for ten years will receive, in the event of early retirement (minimum age 65), an annual benefit of 100% of their last annual retainer. The applicable benefit is payable for the lifetime of the retired director.

     Under the Non-Employee Directors Stock Option Plan, directors (excluding those who are current or former employees of the Company) each receive an option to purchase 1,000 shares of Common Stock each year on the first Friday following the Company's Annual Meeting of Stockholders. The options become exercisable five years from date of grant and expire ten years from date of grant. The exercise price is the higher of (i) the simple average of the high and low prices at which the Common Stock is traded on the date of grant, or (ii) the price of the last sale of Common Stock on that date. The exercise price is payable in cash at the time the stock option is exercised.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Beneficial ownership of Common Stock of the Company and its subsidiaries as of December 31, 1993 by each director of the Company, each executive officer of the Company named in the Summary Compensation Table herein and by all directors and executive officers as a group is set forth below. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

The Company

                                                               COMPANY COMMON STOCK
                                                        -----------------------------------
                                                                         RIGHT TO ACQUIRE
                                                                          OWNERSHIP UNDER
                       NAME OF                                          OPTIONS EXERCISABLE    PERCENT
                   BENEFICIAL OWNER                     SHARES OWNED      WITHIN 60 DAYS       OF CLASS
- ------------------------------------------------------  ------------    -------------------    --------
P. Roy Vagelos........................................      854,203(a)       1,671,678           *
H. Brewster Atwater, Jr...............................        1,500           -                  *
Derek Birkin..........................................          512           -                  *
Lawrence A. Bossidy...................................       10,000           -                  *
William G. Bowen......................................       10,800           -                  *
Carolyne K. Davis.....................................          670(b)        -                  *
Lloyd C. Elam.........................................        6,750           -                  *
Charles E. Exley, Jr..................................        1,500           -                  *
William N. Kelley.....................................          100           -                  *
Dennis Weatherstone...................................        4,124           -                  *
Martin J. Wygod.......................................    1,792,956(c)         473,466(d)        *
Jerry T. Jackson......................................       51,877(e)         198,000           *
Judy C. Lewent........................................       54,694(f)         122,700           *
Edward M. Scolnick....................................       48,464(g)         246,000           *
Francis H. Spiegel, Jr................................      390,271(h)         279,000           *
John L. Zabriskie**...................................       57,182(i)         257,850           *
All Directors and Executive Officers as a Group.......    3,373,854(j)       4,015,748           *

- ---------------

(a) Includes 2,979 shares of Common Stock held by the Trustee of the Employee Savings and Security Plan for the account of Dr. Vagelos and 28,000 shares held by a charitable foundation of which Dr. Vagelos is trustee and has voting and dispositive power. Does not include 49,030 shares of Common Stock held by members of Dr. Vagelos' family and in which beneficial ownership is disclaimed by him.

(b) Includes 40 shares of Common Stock held by Dr. Davis in custody for a grandchild.

(c) Includes 1,165 shares of Common Stock held by the Trustee of the Medco 401(k) Savings Plan for the account of Mr. Wygod and 15,747 and 66,962 shares of Common Stock, respectively, owned by two charitable foundations of which Mr. Wygod is a trustee and shares voting and dispositive power. Does not include 5,072 shares of Common Stock held by Mr. Wygod's spouse in which beneficial ownership is disclaimed by him.

(d) Includes 121,401 shares of Common Stock which a charitable foundation, of which Mr. Wygod is a trustee and shares voting and dispositive power, has a right to acquire within 60 days.

(e) Includes 6,722 shares of Common Stock held by the Trustee of the Employee Savings and Security Plan for the account of Mr. Jackson.

(f) Includes 1,942 shares of Common Stock held by the Trustee of the Employee Savings and Security Plan for the account of Ms. Lewent.

(g) Includes 1,384 shares of Common Stock held by the Trustee of the Employee Savings and Security Plan for the account of Dr. Scolnick. Does not include 14,000 shares held by Dr. Scolnick's spouse in which beneficial ownership is disclaimed by him.

(h) Includes 30,845 shares of Common Stock held by the Trustee of the Employee Savings and Security Plan for the account of Mr. Spiegel. Does not include 18,000 shares of Common Stock held by members of Mr. Spiegel's family and in which beneficial ownership is disclaimed by him.

(i) Includes 1,262 shares of Common Stock held by the Trustee of the Employee Savings and Security Plan for the account of Dr. Zabriskie. Does not include 109 shares held by Dr. Zabriskie's spouse in which beneficial ownership is disclaimed by him.

(j) Includes 64,380 shares of Common Stock held by the Trustees of the Employee Savings and Security Plan and the Medco 401(k) Savings Plan for the accounts of all eligible directors and executive officers. Does not include 86,516 shares of Common Stock held by family members and in which beneficial ownership is disclaimed.

 * Less than one percent of the Company's outstanding shares of Common Stock.

** Dr. Zabriskie was not an executive officer at the end of the last complete fiscal year.

Synetic

     Mr. Wygod owns 162,452 shares of Synetic common stock (does not include 2,000 shares held by his spouse in which he disclaims beneficial ownership) and has the right to acquire an additional 114,510 shares of common stock within 60 days upon exercise of options or conversion of Synetic Convertible Subordinated Debentures, together representing 1.6% of the class of Synetic common stock. All directors and executive officers of the Company as a group beneficially own an aggregate of 289,252 shares of Synetic common stock (not including 2,000 shares held by family members in which beneficial ownership is disclaimed) and have the right to acquire an additional 239,310 shares of common stock within 60 days upon exercise of options or conversion of Synetic Convertible Subordinated Debentures, together representing 2% of the class of Synetic common stock.

MMG

     Mr. Wygod owns 603,227 shares of MMG common stock (including an aggregate of 375,211 shares owned beneficially by five charitable remainder trusts of which Mr. Wygod or his spouse are trustees; and an aggregate of 163,312 shares held by two foundations as to which Mr. Wygod shares voting and dispositive power but has no pecuniary interest and disclaims beneficial ownership; does not include an aggregate of 600,000 shares held by two trusts as to which Mr. Wygod has a pecuniary interest but has no voting or dispositive power) representing 4.8% of the class of MMG common stock. All directors and executive officers of the Company as a group own 1,306,353 shares of MMG common stock (not including 10,000 shares held by family members in which beneficial ownership is disclaimed) and have the right to acquire an additional 166,037 shares of common stock within 60 days upon exercise of options, together representing 10.4% of the class of MMG common stock.

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board approves compensation objectives and policy for all employees and sets compensation for the Company's executive officers, including the individuals named in the Summary Compensation Table below.

     The Compensation and Benefits Committee is comprised entirely of independent outside directors.

OBJECTIVES AND POLICIES

     The Compensation and Benefits Committee seeks to:

     - provide rewards which are closely linked to Company, team and individual performance

     - align the interests of the Company's employees with those of its stockholders through potential stock ownership

     - ensure that compensation and benefits are at levels which enable the Company to attract and retain the high-quality employees it needs

     The Committee applies these objectives and policies to most employees through the broad and deep availability of performance-based cash incentive opportunities and stock option grants.

     Consistent with these objectives and in keeping with the long-term focus required for the Company's research-based pharmaceutical business, it is the policy of the Compensation and Benefits Committee to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on long-term performance and on enhancing stockholder value.

     Executive officer compensation and stock ownership programs have both short-term and longer-term components. Short-term components include base salary and annual bonus under the stockholder-approved Executive Incentive Plan ("EIP"). Longer-term components include stock option awards under the stockholder-approved Incentive Stock Plan ("ISP") and awards of Performance Shares under the Strategic Performance Feature of the EIP or the ISP. Performance Share awards currently provide for a payment of stock at the end of a five-year period, based on the Company's achievement of specified performance targets.

     The Company employs a formal system for developing measures of and evaluating executive officer performance.

     Provided that other compensation objectives are met, it is the Committee's intention that executive compensation be deductible for federal income tax purposes. For this reason, at this meeting it is recommended that stockholders approve compensation plans which have been amended to comply with new legislation on tax deductibility which is effective for the 1994 tax year.

BASE SALARY AND BONUS

     Executive officer base salary and individual bonus awards are determined with reference to Company-wide, divisional and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures which permit comparisons with competitors' performance and internal targets set before the start of each fiscal year. The quantitative measures for 1993 were earnings and sales growth, return-on-equity and return-on-assets. Qualitative assessments were the quality and measured progress of research, marketing, manufacturing and administrative operations and the success of strategic actions such as the formation of marketing and research alliances. For 1993, the most notable strategic action was the merger with Medco to create the first coordinated pharmaceutical care company. In addition to Company-wide measures of performance, the Compensation and Benefits Committee considers those performance factors particular to each executive officer: the performance of the division or divisions for which such officer had management responsibility and individual managerial accomplishments.

     The Committee relies heavily, but not exclusively, on these quantitative and qualitative measures. It exercises subjective judgment and discretion in the light of these measures and in view of the Company's compensation objectives and policies described above to determine base salaries, overall bonus funds and individual bonus awards.

     In 1993, to ensure that cost structures remain competitive, management took a number of initiatives on staffing and costs, including offering voluntary retirement incentive programs. As part of those actions, the Committee accepted management's recommendation that the base salary rates of seven executive officers (including the executive officers named in the Summary Compensation Table) be reduced by 10% effective April 1, 1993. These reductions followed increases awarded on January 1, 1993 to the named executive officers, excluding Dr. Vagelos. These increases had recognized both performance and revised responsibilities. A 5% reduction in base salary rates effective April 1, 1993 was made for an additional group of seventeen executives. The bonus awards made to the named executive officers, other than the Chief Executive Officer, were also reduced by 20% overall from the level paid for 1992. The Committee judged that these actions appropriately reflected individual contributions and the Company's overall performance which remained strong, but below the demanding internal and competitive targets set for the year. An explanation of the bonus award made to the Chief Executive Officer is included in the discussion of his compensation below.

STOCK OPTIONS

     Within the total number of shares authorized by stockholders, the Compensation and Benefits Committee aims to provide stock option awards broadly and deeply throughout the organization. In support of this objective, a worldwide stock option grant to employees was approved. On October 20, 1993, employees worldwide received a stock option grant to purchase 300 shares of Company Common Stock at an exercise price of $32.50, the fair market value on that date. The option first becomes exercisable on October 20, 1998 and expires on October 19, 2003.

     Individual executive officer stock option awards are based on level of position, individual contribution and the Company's stock ownership objectives for executives. The Committee also considers stock option grants previously made and the aggregate of such grants. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies. The Company's long-term performance ultimately determines compensation from stock options, since stock option value is entirely dependent on the long-term growth of the Company's stock price.

STRATEGIC PERFORMANCE FEATURE

  AWARDS

     Performance Shares under the Strategic Performance Feature are awarded to executive officers based on the same factors as stock option grants. While Performance Share awards are currently payable in stock, the Compensation and Benefits Committee reserves the right to pay Performance Share awards in cash, stock, or a combination of cash and stock. Just as for stock options, the ultimate value of the Performance Shares is dependent on the Company's long-term performance. In 1993, Performance Share awards were made for the 1993-1997 award period. Any payouts thereunder will be made in 1998.

  PAYOUTS

     In 1993, payouts were made under the 1988-1992 award cycle of the Strategic Performance Feature. Payouts for that cycle were made in cash. The current practice of making Performance Share awards was started in 1989 for the 1989-1993 award period, and any payouts thereunder will be made in 1994.

     The level of payouts in 1993 to executive officers under the Strategic Performance Feature resulted from the Company's sustained outstanding competitive performance over the five-year period ending in 1992. The Committee considered three quantitative measures: earnings-per-share-growth, sales growth and return-on-assets in comparison with a group of healthcare companies selected in 1988. This group includes eight out of the nine companies in the Dow Jones Pharmaceutical Index (DJPI) other than the Company as well as Abbott Laboratories and SmithKline Beecham PLC. The Committee also considered return-on-assets performance against eleven other companies identified as growth companies at the beginning of the period, and made individual payments using its subjective judgment and discretion.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation and Benefits Committee believes that Dr. Vagelos' 1993 compensation as Chief Executive Officer appropriately reflects the performance of the Company and his personal contributions in the short and longer term.

     In 1992, the Committee decided that, in conjunction with a special one-time stock option grant to Dr. Vagelos, it would not grant him further increases to base salary or make further annual stock option grants to him. The Committee recognized that he would reach the Company's mandatory retirement age in 1994. In 1993, the Committee continued the implementation of those decisions, and no annual stock option grant was made to Dr. Vagelos. However, the Committee accepted Dr. Vagelos' recommendation that his own base salary be reduced by 10% effective April 1, 1993 in line with other senior executive officers.

     Using the quantitative and qualitative measures described above for executive officers as a group, the Committee made a bonus award for 1993 to Dr. Vagelos which was 14% less than for 1992. The Committee exercised its judgment in determining this amount, which was endorsed by the full Board. It took into account the completion of the Medco acquisition as well as the Company's performance in 1993.

     The Performance Share award and the Strategic Performance Feature payout made to Dr. Vagelos in 1993 followed the same principles as those described for executive officers.

     The Company periodically retains outside compensation and benefits consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other leading industrial and healthcare firms (including those in the DJPI) and to ensure that they are appropriate to the Company's objectives. The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

     The Performance Graph on page 19, covering a five-year period ending on December 31, 1993, shows that the Company had a compound annual growth rate of total stockholder return (including dividends) of 15% in comparison with 15% for both the DJPI and the Standard & Poor's 500 Index. Over the ten-year period ending on December 31, 1993, the compound annual growth rate of total stockholder return (with estimated dividends for the DJPI prior to December 31, 1987) was 24% for the Company, 19% for the DJPI and 15% for the Standard & Poor's 500 Index.

H. Brewster Atwater, Jr.                        Richard S. Ross
  Chairman                                        Vice Chairman
Lawrence A. Bossidy                             William G. Bowen
Ruben F. Mettler

SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                -------------------------------------------------
                          ANNUAL COMPENSATION                                 AWARDS
            ------------------------------------------------    -----------------------------------     PAYOUTS
                                                   OTHER        RESTRICTED                             ----------
NAME AND                                           ANNUAL         STOCK       SECURITIES UNDERLYING       LTIP        ALL OTHER
PRINCIPAL             SALARY        BONUS       COMPENSATION     AWARD(S)        OPTIONS/SARS(d)        PAYOUTS      COMPENSATION
POSITION    YEAR       ($)           ($)            ($)            ($)                 (#)                ($)            ($)
- ---------   ----    ----------    ----------    ------------    ----------    ---------------------    ----------    ------------
P. Roy      1993    $1,040,625    $1,200,000      $      -            -                  300           $1,303,200(f)    $5,895(h)
  Vagelos   1992     1,125,000     1,400,000             -            -              680,000(e)                 -        5,721
            1991     1,052,083     1,300,000             *            -              180,300              992,400(g)         *
 Chairman
  of the
   Board,
President
and Chief
Executive
  Officer


Edward M.   1993       555,000       500,000        78,861(b)         -              110,300              401,700(f)     3,433(h)
 Scolnick   1992       540,000       650,000       102,983(c)         -               54,000                    -        3,433
            1991       487,500       510,000             *            -               36,300              285,200(g)         *
Executive
Vice
President,
Science
and
Technology
and
President,
Merck
Research
Labora-
tories


Francis     1993       555,000       500,000             -            -              110,300              400,000(f)     5,616(h)
  H.        1992       540,000       650,000             -            -               54,000                    -        5,616
 Spiegel,   1991       487,500       580,000             *            -               54,300              263,300(g)         *
  Jr.

Executive
  Vice
President


Jerry T.    1993       531,876       480,000             -            -              110,300              322,000(f)     5,721(h)
  Jackson   1992       471,250       565,000       124,629(c)         -               54,000                    -        5,721
            1991       405,000       490,000             *            -               54,300              186,000(g)         *
Executive
    Vice
President


Judy C.     1993       305,250       280,000        77,718(b)         -               60,300                    -        5,876(h)
  Lewent    1992       287,500       345,000             -            -               31,500                    -        5,721(h)
  Senior    1991       237,500       275,000             *            -               31,800                    -            *
    Vice
President
    and
    Chief
Financial
  Officer

John L.     1993       591,589(a)    450,000             -            -              110,300              282,300(f)     9,973(i)
Zabriskie** 1992       471,250       565,000             -            -               54,000                    -        7,694(i)
            1991       405,000       490,000             *            -               54,300                    -            *
Executive
    Vice
President
    and
President,
Merck
Manufacturing
Division

- ---------------

(a) Includes $59,713 representing payment in lieu of accrued vacation.

(b) Air commuting services in 1993 were $55,825 for Dr. Scolnick and $77,718 for Ms. Lewent.

(c) Air commuting services in 1992 were $81,717 for Dr. Scolnick and $118,130 for Mr. Jackson.

(d) No stock appreciation rights were granted. Options have been adjusted to reflect the Company's 3-for-1 stock split on May 6, 1992.

(e) Includes a special, one-time grant of an option to purchase 500,000 shares made to Dr. Vagelos on July 28, 1992 in lieu of future annual option grants and in lieu of base salary increases after August 1991. This special option will become exercisable on July 28, 1997.

(f) EIP Strategic Performance Feature payout in 1993 for services performed during the five-year award cycle 1988-1992. Under the Strategic Performance Feature of the EIP, awards were paid out in cash every other year following completion of five-year award cycles. Awards for the last five-year cycle (1988-1992) payable in cash only were paid out in 1993. From 1989 to 1993, Performance Share awards were made annually under the Company's ISP. These Performance Shares are payable in the year after completion of a five-year award period, with the first payout in 1994. While Performance Shares are currently payable in stock, the Compensation and Benefits Committee reserves the right to pay out Performance Shares in cash, stock or a combination of cash and stock.

(g) EIP Strategic Performance Feature payout for services performed during the five year award cycle 1986-1990.

(h) Company contributions to the Employee Savings and Security Plan.

(i) Company contributions to the Employee Savings and Security Plan totalled $5,719 in 1992 and $5,896 in 1993. Company-paid premium for survivor income insurance totalled $1,975 in 1992 and $4,077 in 1993.

  * In accordance with transitional provisions applicable to the revised rules for executive compensation disclosure adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation are not included for 1991.

 ** Dr. Zabriskie was not an executive officer at the end of the last complete fiscal year.

     The following table sets forth stock options granted in 1993 to each of the Company's executive officers named in the Summary Compensation Table and to all employees as a group. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                    -----------------------------------------------------------
                              NUMBER OF     PERCENT
                              SECURITIES    OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                              UNDERLYING    OPTIONS/                                    AT ASSUMED ANNUAL RATES
                               OPTIONS/       SARS                                    OF STOCK PRICE APPRECIATION
                                 SARS      GRANTED TO   EXERCISE OR                        FOR OPTION TERM(b)
                    DATE OF    GRANTED    EMPLOYEES IN  BASE PRICE   EXPIRATION  --------------------------------------
       NAME          GRANT       (#)      FISCAL YEAR     ($/SH)        DATE     0% ($)     5% ($)           10% ($)
- ------------------- --------  ----------  ------------  -----------  ----------  ------  ------------      ------------
P. Roy Vagelos..... 10/20/93         300         -        $32.500     10/19/03    -      $      6,132      $     15,539

Edward M.
  Scolnick.........  2/23/93     110,000      0.72%        37.750      2/22/03    -         2,611,485         6,618,016
                    10/20/93         300         -         32.500     10/19/03    -             6,132            15,539

Francis H. Spiegel,
  Jr...............  2/23/93     110,000      0.72%        37.750      2/22/03    -         2,611,485         6,618,016
                    10/20/93         300         -         32.500     10/19/03    -             6,132            15,539

Jerry T. Jackson...  2/23/93     110,000      0.72%        37.750      2/22/03    -         2,611,485         6,618,016
                    10/20/93         300         -         32.500     10/19/03    -             6,132            15,539

Judy C. Lewent.....  2/23/93      60,000      0.39%        37.750      2/22/03    -         1,424,446         3,609,827
                    10/20/93         300         -         32.500     10/19/03    -             6,132            15,539

John L.
  Zabriskie........  2/23/93     110,000      0.72%        37.750        *        -         2,611,485         6,618,016
                    10/20/93         300         -         32.500        *        -             6,132            15,539

All employees as a
  group............   (a)     15,289,077       100%        (a)          (a)       -       329,898,142(c)    836,026,664(c)
                                                    ---------------

                                                                                   0%         5%               10%
                                                                                 ------  ------------      ------------
Total potential stock price appreciation from February 23, 1993 to February 22,
2003 for all stockholders at assumed rates of stock price appreciation(d)......       -  $29,769,378,017   $75,441,448,753
Potential realizable value of options granted to all employees at the end of their ten-year option terms as a percentage of total potential stock price appreciation from February 23, 1993 to February 22, 2003 for all stockholders
at assumed rates of stock price appreciation...................................       -         1.11%             1.11%

- ---------------
(a) Options were granted on January 4, 1993; February 23, 1993; April 30, 1993; August 2, 1993, and October 20, 1993, with prices ranging from $30.750 to $44.000. Options granted January 4, 1993; February 23, 1993; August 2, 1993, and October 20, 1993, become exercisable on January 4, 1998; February 23, 1996; April 30, 1998; August 2, 1998, and October 20, 1998,
     respectively. (The October 20, 1993 grant was a grant made to all employees under the Merck Worldshares Program.) Expiration is ten years from the date of grant.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(d) Based on a price of $37.50 on February 23, 1993 and a total of 1,253,934,700 shares of Common Stock outstanding.

  * The shares underlying the options granted to Dr. Zabriskie on February 23 and October 20, 1993 were restored to the Company upon his resignation.

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1993 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1993 and the aggregate gains that would have been realized had these options been exercised on December 31, 1993, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 1993. The Company did not issue stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                               NUMBER OF               VALUE OF UNEXERCISED
                                                                         SECURITIES UNDERLYING             IN-THE-MONEY
                                                                                                           OPTIONS/SARS
                                                                      UNEXERCISED OPTIONS/SARS AT      AT FISCAL YEAR END(b)
                                      SHARES ACQUIRED      VALUE              FY-END (#)                        ($)
                                        ON EXERCISE     REALIZED(a)   ---------------------------   ---------------------------
                 NAME                       (#)             ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------------------------------   -----------   -----------   -------------   -----------   -------------
P. Roy Vagelos........................     -               -           1,671,678       560,600      $15,560,458     $ 898,043
Edward M. Scolnick....................     -               -             246,000       110,600        1,655,172           563
Francis H. Spiegel, Jr................     -               -             279,000       110,600        1,361,916           563
Jerry T. Jackson......................     -               -             198,000       110,600          690,264           563
Judy C. Lewent........................     -               -             122,700        60,600          556,513           563
John L. Zabriskie.....................     -               -             257,850       110,600        1,578,962           563

- ---------------

(a)  Market value on the date of exercise of shares covered by options exercised, less option exercise price.
(b)  Market value of shares covered by in-the-money options on December 31, 1993, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

     The following table sets forth the Performance Share awards made in 1993 under the Strategic Performance Feature of the Company's ISP to each of the executive officers named in the Summary Compensation Table. Performance Shares currently provide for a payment of stock (though the Compensation and Benefits Committee reserves the right to pay out awards in cash, stock or a combination of cash and stock) at the end of a five-year period, based on the Company's achievement of specified performance targets at the end of the period as compared to a group of other leading healthcare companies chosen by the Compensation and Benefits Committee of the Board at the start of the period. Any payout of 1993 Performance Share awards will be made in 1998.

              LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR

                                  NUMBER OF    PERFORMANCE
                                   SHARES,      OR OTHER      ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS
                                   UNITS OR      PERIOD      -------------------------------------------------------------
                                    OTHER         UNTIL          BELOW
                                  RIGHTS(a)    MATURATION      THRESHOLD     THRESHOLD(b)       TARGET        MAXIMUM(b)
              NAME                   (#)        OR PAYOUT      ($ OR #)        ($ OR #)        ($ OR #)        ($ OR #)
- --------------------------------  ----------   -----------   -------------   -------------   -------------   -------------
P. Roy Vagelos..................    13,000       5 years           -             #3,250         #13,000         #22,750
Edward M. Scolnick..............     7,500       5 years           -              1,875           7,500          13,125
Francis H. Spiegel, Jr..........     7,500       5 years           -              1,875           7,500          13,125
Jerry T. Jackson................     7,500       5 years           -              1,875           7,500          13,125
Judy C. Lewent..................     4,000       5 years           -              1,000           4,000           7,000
John L. Zabriskie...............     7,500       5 years           -              1,875           7,500          13,125

- ---------------

(a) Represents target Performance Share Awards under the Strategic Performance Feature of the ISP for the 1993-1997 award period. Actual number of shares to be paid out at the end of this five-year period will be based on the Company's performance ranking for earnings-per-share growth and return-on-assets versus a group of leading healthcare companies chosen at the beginning of the period. This group includes eight out of the nine companies in the DJPI other than the Company as well as Abbott Laboratories, SmithKline Beecham PLC and Glaxo Holdings p.l.c. The closing price of the Company's Common Stock on the New York Stock Exchange at the start of the award period was $43.75.

(b) Threshold represents 25% of target. Maximum represents 175% of target. No payout will be made unless the Company achieves the median performance level in comparison with the leading healthcare companies described in note
     (a) above.

     The following table sets forth the estimated annual benefits payable under the Retirement Plan for Salaried Employees and certain provisions of the Supplemental Retirement Plan at age 65 to persons in specified compensation and years-of-service classifications, based on a straight-life annuity form of retirement income.

                               PENSION PLAN TABLE

         REMUNERATION
 (AVERAGE PENSION COMPENSATION
      DURING HIGHEST FIVE                                           YEARS OF SERVICE
       CONSECUTIVE YEARS                               (ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
        IN THE LAST TEN                                 YEARS OF CREDITED SERVICE SHOWN BELOW*)
         YEARS BEFORE                       ----------------------------------------------------------------
          RETIREMENT)                          15           20            25            30            35
- -------------------------------             --------     ---------     ---------     ---------     ---------
            $  800,000...................   $240,000     $ 320,000     $ 400,000     $ 480,000     $ 560,000
             1,000,000...................    300,000       400,000       500,000       600,000       700,000
             1,200,000...................    360,000       480,000       600,000       720,000       840,000
             1,400,000...................    420,000       560,000       700,000       840,000       980,000
             1,600,000...................    480,000       640,000       800,000       960,000     1,120,000
             1,800,000...................    540,000       720,000       900,000     1,080,000     1,260,000
             2,000,000...................    600,000       800,000     1,000,000     1,200,000     1,400,000
             2,200,000...................    660,000       880,000     1,100,000     1,320,000     1,540,000
             2,400,000...................    720,000       960,000     1,200,000     1,440,000     1,680,000
             2,600,000...................    780,000     1,040,000     1,300,000     1,560,000     1,820,000
             2,800,000...................    840,000     1,120,000     1,400,000     1,680,000     1,960,000
             3,000,000...................    900,000     1,200,000     1,500,000     1,800,000     2,100,000

- ---------------
* Benefits shown above do not include minimum or enhanced pension provisions under the Company's Supplemental Retirement Plan for bona fide executives and are exclusive of the social security offset provided for by the benefit formula.

     As of December 31, 1993, full years of actual credited service in these Plans are: Dr. Vagelos -- 18 years; Mr. Spiegel -- 27 years; Dr. Scolnick -- 11 years; Mr. Jackson -- 28 years; Dr. Zabriskie -- 28 years and Ms. Lewent -- 13 years.

     Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries and annual EIP bonus awards received during the year. Pension compensation for 1993 differs from compensation reported in the Summary Compensation Table in that pension compensation includes the annual EIP bonus awards received in 1993 for services in 1992 rather than the EIP bonus awards paid in 1994 for services in 1993. Pension compensation for 1993 was $2,440,625 for Dr. Vagelos, $1,205,000 for Dr. Scolnick, $1,205,000 for
Mr. Spiegel, $1,096,876 for Mr. Jackson, $650,250 for Ms. Lewent and $1,156,589 for Dr. Zabriskie.

     The Supplemental Retirement Plan is an unfunded plan providing benefits to participants in certain retirement plans (the "primary plans") maintained by the Company and its subsidiaries as follows: (1) benefits not payable by the primary plans because of the limitations on benefits stipulated by the Internal Revenue Code, (2) benefits not payable by the primary plans because of the exclusion of deferred compensation from the benefit formulas of those plans ("supplemental benefit"), (3) a minimum annual aggregate benefit under this Plan and the primary plans of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking under the Company's Corporate Policy on Executive Retirement, (which include all the named executive officers in the Summary Compensation Table) reduced in the event of retirement or death prior to normal retirement date and (4) for employees who have occupied such executive or policymaking positions and who do not have 35 years of credited service, an enhanced benefit payable upon retirement at age 65 (unless consent of the Compensation and Benefits Committee of the Board is obtained for payment upon early retirement, death or disability prior to 65). The enhanced benefit is an amount calculated under the benefit formula in the primary plan using one additional month of credited service for each month of credited service accrued during or prior to attainment of the designated position (up to the 35-year total) less (i) the minimum benefit where applicable, or the supplemental benefit, (ii) the primary plan benefit and (iii) any retirement benefit payable from a plan not sponsored by the Company. The effect of the provisions of the Supplemental Retirement Plan described in (1) and (2) in the preceding sentence are included in the Pension Plan Table; the effect of the provisions described in (3) and (4) are not. In general, other terms and conditions of benefit payment are determined by reference to the provisions of the primary plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     H. Brewster Atwater, Jr., Lawrence A. Bossidy, William G. Bowen, Ruben F. Mettler and Richard S. Ross served on the Compensation and Benefits Committee during 1993.

     Dr. Vagelos served on the Compensation and Stock Option Committee of the Board of TRW Inc. until March 31, 1993. Dr. Ruben F. Mettler, a member of the Compensation and Benefits Committee, is a Director and former Chairman of the Board and Chief Executive Officer of TRW Inc.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

     Under Martin J. Wygod's employment agreement with Medco, which became a subsidiary of the Company in November 1993, (the "Wygod Employment Agreement"), Mr. Wygod receives a base salary for his services as the Chairman of the Board of Medco, currently payable at an annual rate of $800,000. The Wygod Employment Agreement also provided for Mr. Wygod to receive additional compensation upon certain circumstances, including a sale of Medco, in the amount of 1% of the aggregate consideration payable to Medco's stockholders. As a result of the acquisition of Medco by the Company (the "Merger"), Mr. Wygod was paid $62,407,561.

     In addition, in connection with the Merger, Mr. Wygod entered into a letter agreement with Medco dated July 27, 1993 (the "Letter Agreement") to amend the Wygod Employment Agreement. Under the Letter Agreement, Mr. Wygod agreed to invest 54% of his additional compensation resulting from the acquisition of Medco by the Company in shares of the Company's Common Stock to be purchased on the open market. Such shares cannot be sold or transferred until November 18, 1996 or until the earlier termination of Mr. Wygod's employment under certain circumstances. Under the Letter Agreement, Mr. Wygod also agreed to waive the acceleration of vesting that would have otherwise occurred upon consummation of the Merger with respect to options he held to purchase shares of Medco common stock (which now represent options to purchase Company Common Stock) and options to purchase shares of common stock of Synetic, which options will continue to vest in accordance with the otherwise applicable vesting schedule. Any options to which the above waiver applies will immediately vest and become exercisable upon a subsequent termination of Mr. Wygod's employment under certain circumstances.

     The Wygod Employment Agreement also provides that in the event that Medco, during the employment period, (i) issues rights to stockholders to purchase shares of stock of a subsidiary of Medco, or (ii) distributes to its stockholders shares of stock of a subsidiary of Medco, Mr. Wygod will be entitled to 1% of the number of shares offered pursuant to such rights at the same price offered to Medco's stockholders or to receive 1% of such shares distributed, as the case may be.

     The term of the Wygod Employment Agreement extends through December 31, 1997, unless terminated earlier in accordance with its terms. If Mr. Wygod's employment is terminated by Medco for any reason, other than conviction of a fraud or felony directed against Medco, or if Mr. Wygod terminates his employment for cause, he has the right to be paid the balance of his base salary for the term of the Wygod Employment Agreement.

     Under an agreement with Synetic, Mr. Wygod agreed to seek to identify possible acquisitions or business combinations for Synetic and to provide related services. Mr. Wygod will receive a fee for any such transaction presented to Synetic during the period ending May 19, 1994 and entered into by Synetic, in the aggregate amount of 1% of the purchase price paid by Synetic in connection with such transaction under certain circumstances. Mr. Wygod has been paid a fee of $450,561 in connection with acquisitions by Synetic to date.

     Mr. Wygod has the right to acquire all rights in an apartment leased by Medco in the event the apartment is converted to cooperative or condominium ownership. This apartment is currently used by Medco as an office and meeting place in connection with Mr. Wygod's duties. In the event of any such conversion, Mr. Wygod would be required to pay Medco an amount equal to 125% of the depreciated value of certain furniture, fixtures and leasehold improvements related to such apartment.

     In the event that Jerry T. Jackson elects to relinquish his duties as Executive Vice President of the Company between January 1, 1995 and May 31, 1996, the Company has committed to pay Mr. Jackson a lump sum equal to one-half his base pay then in effect and retain him as an employee until June 1, 1996. In addition, in the event of such retirement on June 1, 1996, the Company will increase Mr. Jackson's retirement income by an amount that is the actuarial equivalent of 0.6 times his base pay in effect at the time he relinquishes his duties as Executive Vice President.

PERFORMANCE GRAPHS

FIVE-YEAR TOTAL RETURN

     The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the Dow Jones Pharmaceutical Index ("DJPI") for the five years ending December 31, 1993. Amounts below have been rounded to the nearest dollar or percent.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
      MERCK & CO., INC., DOW JONES PHARMACEUTICAL INDEX AND S&P 500 INDEX

                                                                         1993/1988
                                                    12/31/93 VALUE        CAGR**
                                                    --------------    ---------------
            Merck................................        $201                15%
            DJPI.................................         202                15
            S&P 500..............................         197                15

      Measurement Period
    (Fiscal Year Covered)            MERCK           DJPI           S&P 500
1988                                       100             100             100
1989                                       137             145             132
1990                                       163             170             127
1991                                       309             266             166
1992                                       246             218             179
1993                                       201             202             197

 * ASSUMES THAT THE VALUE OF THE INVESTMENT IN COMPANY COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1988 AND THAT ALL DIVIDENDS WERE REINVESTED.
** COMPOUND ANNUAL GROWTH RATE.

TEN-YEAR TOTAL RETURN

     The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of the S&P 500 Index and the DJPI* for the ten years ending December 31, 1993. The Company has presented ten-year data to provide a longer time perspective in line with its primary business of discovering, developing, producing and marketing pharmaceutical products and services. Amounts below have been rounded to the nearest dollar or percent.

                COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN**
      MERCK & CO., INC., DOW JONES PHARMACEUTICAL INDEX AND S&P 500 INDEX

                                                                      1993/1983
                                                  12/31/93 VALUE       CAGR***
                                                  --------------   ----------------
            Merck...............................       $873               24%
            DJPI................................        581               19
            S&P 500.............................        400               15

      Measurement Period
    (Fiscal Year Covered)            Merck           DJPI           S&P 500
1983                                       100             100             100
1984                                       108             113             106
1985                                       161             167             140
1986                                       298             232             166
1987                                       387             251             174
1988                                       434             288             203
1989                                       596             418             267
1990                                       709             488             259
1991                                      1338             765             338
1992                                      1068             626             363
1993                                       873             581             400

  * AGGREGATE DIVIDEND DATA FOR THE DJPI IS NOT AVAILABLE FOR YEARS PRIOR TO DECEMBER 31, 1987. THE COMPANY HAS ESTIMATED AGGREGATE DIVIDENDS FOR THIS PERIOD IN ORDER TO CALCULATE A TOTAL RETURN FOR THE DJPI. DIVIDENDS FOR THE DJPI FOR THE PERIOD FROM DECEMBER 31, 1983 THROUGH DECEMBER 31, 1987 WERE ESTIMATED BY CALCULATING THE ACTUAL ANNUAL DIVIDEND RETURNS FOR EACH COMPANY IN THE DJPI FOR EACH YEAR DURING THIS PERIOD AND WEIGHTING THESE RETURNS ACCORDING TO EACH SUCH COMPANY'S YEAR-END MARKET CAPITALIZATION.
 ** ASSUMES THAT THE VALUE OF THE INVESTMENT IN COMPANY COMMON STOCK AND EACH
    INDEX WAS $100 ON DECEMBER 31, 1983 AND THAT ALL DIVIDENDS WERE REINVESTED. *** COMPOUND ANNUAL GROWTH RATE.

                       2.  RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Arthur Andersen & Co. as independent public accountants of the Company with respect to its operations for the year 1994, subject to ratification by the holders of Common Stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully Arthur Andersen's performance for the Company in that capacity since its original retention in 1971, its independence with respect to the services to be performed, and its general reputation for adherence to professional auditing standards. Representatives of the firm will be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions that may be asked by stockholders.

     There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Arthur Andersen & Co. is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              3.  AMENDMENT OF THE
                            EXECUTIVE INCENTIVE PLAN

     There will be presented to the meeting a proposal to amend the Company's Executive Incentive Plan (the "EIP"). The EIP has been amended in order to preserve for the Company the tax deduction for compensation paid thereunder, in accordance with a recently enacted change to the Internal Revenue Code, to reduce the number of Participants, and to permit the award of Company Common Stock thereunder.

     The proposed EIP, as amended, is set forth in Exhibit A. Primary aspects of the EIP as proposed to be amended are as follows.

EXECUTIVE INCENTIVE PLAN

     The EIP provides performance-based awards to employees who are subject to
Section 16 of the Securities Exchange Act of 1934 or are key employees in a position to have a direct and significant impact on the Company's long term objectives. There will be approximately 30 employees in the EIP in 1994. The EIP is administered by the Compensation and Benefits Committee of the Board of Directors.

     The amount available for awards under the EIP in any calendar year (the "Award Fund") is 2.5% of the Company's net income. If there is no net income, no awards are paid. The maximum amount which may be awarded to any participant is 10% of the maximum Award Fund, but the Committee reserves the right to decrease or eliminate an award to any participant. The EIP provides for payment of awards in cash, in Company Common Stock or a combination of both. Awards paid in stock shall be charged against the Award Fund using the average of the high and low prices of Company Common Stock on the New York Stock Exchange Composite tape on the date the award is paid or deferred. In determining awards, the Committee will consider the short term and long term goals and performance of the Company and the individual executive.

     Before the beginning of each award year, each participant may elect that all or part of the award for that year be deferred and distributed at a later date under the Merck Deferral Program. Any awards not deferred are paid in cash or Company Common Stock (as the Committee decides) as soon as feasible after awards are determined.

     The EIP is being amended to limit eligibility to a smaller group of senior executives, which is consistent with the initial concept underlying the EIP when it was first proposed to shareholders. Additionally, in order to ensure that awards under the EIP continue to be tax-deductible to the Company, the EIP is being amended to clarify the performance-based criterion on which awards are determined. The EIP is also being amended to permit the award of Company Common Stock thereunder. The amount of Company Common Stock to be issued each year under the EIP may not exceed one-tenth of one percent of the outstanding shares of Company Common Stock on the last business day of the preceding calendar year plus shares authorized in previous years under the EIP but not utilized, offset by any shares distributed under the Merck Deferral Program after April 26, 1994.

     The EIP may be amended or discontinued by the Board of Directors or the shareholders at any time subject to applicable law. However, no amendment may materially adversely affect any award already made. Only shareholders may amend the EIP in a manner that substantially increases its cost to the Company.

NEW PLAN BENEFITS

     Annual cash EIP bonus awards to be issued in the future under the EIP cannot be determined at this time. The Committee approved Performance Shares under the EIP in February 1994, subject to the approval of the amended EIP by the Company's stockholders at this Annual Meeting. Performance Shares will be awarded under the EIP, rather than the ISP, in order to insure the tax deductability of payments made thereunder to the Company. The following table sets forth the annual cash EIP bonus awards that the individuals and groups referred to below would have received in 1993 if the amendments to the EIP had been in effect since the beginning of 1993 and the Performance Share awards that the individuals and groups referred to below will receive in 1994 if the amended EIP is approved by the Company's stockholders at this Annual Meeting.

                            EXECUTIVE INCENTIVE PLAN

                                                                              ESTIMATED FUTURE PAYOUTS
                                 DOLLAR                    PERIOD    -------------------------------------------
                                 VALUE          NUMBER      UNTIL      BELOW
     NAME AND POSITION           ($)(a)       OF UNITS(b)  PAYOUT    THRESHOLD  THRESHOLD(c)  TARGET  MAXIMUM(c)
- --------------------------- ----------------  -----------  -------   ---------  ------------  ------  ----------
P. Roy Vagelos
  Chairman of the Board,
  President and Chief
  Executive Officer........    $1,200,000        15,844    5 years     -          3,961       15,844     27,727
Edward M. Scolnick
  Executive Vice President,
  Science and Technology
  and President, Merck
  Research Laboratories....       500,000         9,141    5 years     -          2,285       9,141      15,997
Francis H. Spiegel, Jr.
  Executive Vice
  President................       500,000         9,141    5 years     -          2,285       9,141      15,997
Jerry T. Jackson
  Executive Vice
  President................       480,000         9,141    5 years     -          2,285       9,141      15,997
Judy C. Lewent
  Senior Vice President and
  Chief Financial
  Officer..................       280,000         4,875    5 years     -          1,219       4,875       8,531
John L. Zabriskie
  Executive Vice President
  and President, Merck
  Manufacturing Division...       450,000         -           -        -            -            -        -
Executive Group............     4,704,000        83,486    5 years     -         20,873       83,486    146,099
Non-Executive Director
  Group....................       -               -           -        -            -            -        -
Non-Executive Officer
  Employee Group...........     2,535,400        48,751    5 years     -         12,191       48,751     85,311

- ---------------

(a) Represents annual EIP cash bonus awards that would have been made in 1993 to the listed individuals and groups had the EIP, as amended as provided above, been in effect since the beginning of 1993.

(b) Represents target Performance Share awards to be made under the EIP in 1994 for the 1994-1998 award period. Actual number of shares to be paid out at the end of this five year period will be based on the Company's performance ranking for earnings-per-share growth and return-on-assets versus a group of leading healthcare companies chosen at the beginning of the period and total stockholder return versus the Standard & Poor's 500 Index. The group of healthcare companies includes eight out of the nine companies in the DJPI other than the Company, as well as Abbott Laboratories, SmithKline Beecham PLC and Glaxo Holdings p.l.c. The closing price of the Company's Common Stock on the New York Stock Exchange at the start of the award period was $36.00.

(c) Threshold represents 25% of target. Maximum represents 175% of target. No payout will be made unless the Company achieves the median performance against the performance measures.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                   4.  ADOPTION OF THE MERCK DEFERRAL PROGRAM

     There will be presented to the meeting a proposal to adopt the Merck Deferral Program (the "Program"). The Program was previously part of the EIP, but has been restructured as an independent vehicle which can serve as a deferral mechanism for a select group of management who participate in various incentive plans of the Company, including the EIP.

     The proposed Program is set forth in Exhibit B. Primary aspects of the Program, as proposed to be adopted, are as follows.

THE MERCK DEFERRAL PROGRAM

     The Program is a vehicle through which a select group of management, including those who participate in the EIP, can defer part or all of their income earned under incentive or bonus plans of the Company. Only amounts in excess of $3,000 may be deferred. This Program is administered by the Compensation and Benefits Committee of the Board of Directors. Approximately 400 employees are eligible to participate in this Program.

     If an award is deferred under the Program, the participant determines whether such deferred award shall be measured by Treasury bills, bond indexes, Company Common Stock or mutual funds. The transactions which take place under the Program include initial crediting of accounts, redesignations between investments, crediting of dividends or interest, and distributions. Transactions in Company Common Stock are valued at the closing price of the stock on the date of the transaction, except at the initial crediting of the participants' accounts when the stock is valued at the average of the high and low prices of the stock on the day awards are approved for payment.

     At no time are investments actually made under the Program; rather, investment results are accounted for administratively until date of distribution. In essence, a participant who defers income becomes a creditor of the Company. Participants may switch among investments not more than four times in any one calendar year. Redesignations are not permitted into Company Common Stock and only redesignations in excess of three times base pay are permitted out of Company Common Stock and then only once a year.

     Distributions are made at the time elected by the participants, usually at or after retirement. Distributions are in cash except for investments measured by Company Common Stock which are paid in shares, with cash for any partial share. If, at the time employment terminates, a participant's account is less than $125,000, or if the participant is not retiring from active service, the participant's account is automatically paid out in a lump sum.

     The Committee has the right to amend this Program at any time. The amount of stock issued each year under the Program may not exceed one-tenth of one percent of outstanding shares of Company Common Stock on the last business day of the preceding calendar year plus shares authorized in previous years under the Program but not utilized, offset by any shares issued under the EIP after April 26, 1994.

     This Program was previously a part of the EIP. There have been no material substantive changes to the terms of this deferral program except for a new formula to calculate the number of shares of Company Common Stock issuable thereunder; it has simply been restructured to stand alone and to receive deferrals under other bonus plans of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 5.  AMENDMENT OF THE 1991 INCENTIVE STOCK PLAN

     There will be presented to the meeting a proposal to amend the 1991 Incentive Stock Plan (the "ISP") to comply with recent changes to the Internal Revenue Code which will preserve for the Company the tax deduction for compensation paid thereunder.

     The proposed ISP is set forth in Exhibit C. Primary aspects of the ISP as it is proposed to be amended are as follows.

GENERAL INFORMATION

     The ISP would authorize the Compensation and Benefits Committee of the Board of Directors, to grant (i) incentive stock options under the Internal Revenue Code of 1986, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) performance share awards, and (v) restricted stock grants to regular employees of the Company, its subsidiaries, or affiliates who are designated by the Committee. There are approximately 47,100 employees eligible to participate in the ISP.

     The aggregate number of shares of the Company's Common Stock that may be issued or transferred to grantees under the ISP each year shall not exceed 1% of the Company's outstanding shares of common stock on the first business day of the calendar year plus shares available from prior years under the ISP, the 1987 Incentive Stock Plan, 1981 Incentive Stock Option Plan and 1981 Nonqualified Stock Option Plan. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments would be made in the number of shares that could be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. Payment of cash in lieu of shares would be considered an issuance or transfer of the shares. On March 8, 1994, the closing price of the Company's Common Stock on the New York Stock Exchange was $31.75.

GRANTS UNDER THE PLAN

     Stock Options. The Committee could grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, other statutory stock options and nonqualified stock options. The term of an option shall be fixed by the Committee. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant.

     Stock Appreciation Rights. The Committee could grant stock appreciation rights ("SARs") either singly or in combination with an underlying stock option under the ISP or the 1987 Incentive Stock Plan, 1981 Incentive Stock Option Plan or 1981 Nonqualified Stock Option Plan. The term of an SAR may be fixed by the Committee. SARs entitle the grantee to receipt of the same economic value that would have been derived from exercise of an option. Payment would be made in cash, in shares, or a combination of both at the discretion of the Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

     Performance Share Awards. The Committee could grant Performance Share awards under which payment would be made in shares of the Company's Common Stock, a combination of shares and cash, or cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee meets certain goals established by the Committee during an award period. The Committee would determine the goals, the length of an award period, the maximum payment value of an award, and the minimum performance required before a payment would be made. The Committee could revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have a substantial effect on the performance of the Company, subsidiary or division.

     In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee could provide complete or partial exceptions to that requirement as it deems equitable.

     Restricted Stock Grants. The Committee could also issue or transfer shares under a Restricted Stock Grant. The grant would set forth a restriction period during which the grantee must remain in the employ of the Company. If the grantee's employment terminates during the period, the grant would terminate and the grantee must return the shares to the Company. However, the Committee could provide complete or partial exceptions to this requirement as it deems equitable. The grantee could not dispose of the shares prior to the expiration of the restriction period. During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option would result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

     The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

     SARs and Performance Share Awards. The grant of an SAR or a Performance Share award would not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR or the receipt of shares or cash under a Performance Share award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

     Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

OTHER INFORMATION

     The ISP will terminate on December 31, 1995 unless terminated earlier by the Board of Directors or unless extended by the Board with the approval of the stockholders. The Board could amend the ISP as it deems advisable but, if the Securities Exchange Act of 1934 requires the Company to obtain shareholder approval, then such approval will be sought. No employee may receive grants under the ISP in any given year which, singly or in the aggregate, cover more than one-quarter of one-percent of the outstanding shares of the Company's Common Stock on the first business day of the calendar year. This limitation on individual grants is the only change being made to the ISP. Employees who will participate in the ISP in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual options which may be issued under the ISP or the names or positions of or respective amounts of the allotment to any individuals who may participate.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      6.  STOCKHOLDER PROPOSAL CONCERNING
                          ANNUAL ELECTION OF DIRECTORS

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 225 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

          "RESOLVED: That the shareholders of Merck recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

          "REASONS: Until recently, directors of Merck were elected annually by all shareholders.

          "The great majority of New York Stock Exchange listed corporations elect all their directors each year.

          "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

          "Last year the owners of 218,908,366 shares, representing approximately 29.8% of shares voting, voted FOR this proposal.

          "If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

     This proposal has been submitted by the same stockholder at the last eight Annual Meetings of Stockholders and has been overwhelmingly defeated on each occasion. The Board of Directors continues to believe that this proposal is not in the best interest of the Company or its stockholders.

     The Company's current system for electing directors, with the Board divided into three classes of directors serving staggered three-year terms, was adopted by the Company's stockholders in 1985 by an affirmative vote of 79%.

     The Board believes that the staggered system of electing directors provides important benefits to the Company:

          - The staggered system helps assure continuity and stability of the Company's business strategies and policies. Since at least two stockholders' meetings will generally be required to effect a change in control of the Board, a majority of directors at any given time will have prior experience as directors of the Company. This is particularly important to a research-based organization such as the Company, where product development often requires many years.

          - In the event of any unfriendly or unsolicited proposal to take over or restructure the Company, the staggered system would permit the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

     As part of the 1985 amendment to the Company's Restated Certificate of Incorporation (the "Charter") to provide for the current staggered system of electing directors, the stockholders also approved a requirement that any change in the provisions of the amendment be approved by the holders of shares of stock of the Company representing at least 80% of the votes entitled to be cast generally for the election of directors. This stockholder resolution does not propose an amendment to the Charter but, instead, seeks to have the Board take any necessary steps to return to annual election of directors. Thus, the proposal's approval by stockholders would not itself re-establish annual election of directors but would require the Board to submit a Charter amendment for action by stockholders at the 1995 Annual Meeting and an 80% stockholder vote would be necessary for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                      7.  STOCKHOLDER PROPOSAL CONCERNING
                             EXECUTIVE COMPENSATION

     Ms. Virginia F. Gruber, 131 Northfield Road, Millington, NJ 07946, owner of 2,054 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

          "RESOLVED: That the shareholders of Merck recommend that the Board of Directors take the necessary steps to see that not any Merck executive (or other employee) receive compensation (summation of salary, bonuses, receipts from stock options, etc.) amounting to more than 25 times that of the average Merck employee.

          "REASONS: While it has been argued that high-paying incentive plans are needed to retain 'key' employees, modern psychology suggest that the best executives are goal-orientated individuals who are motivated by the responsibilities and challenges of their positions rather than the monetary gains available to them. Besides lowering operating costs, keeping differences of compensation and levels between executives and other employees comparatively small (<25 times) provides increased self-esteem and thus increased productivity for the average employee.

          "Is 25 times (or less) the average employee's compensation fair compensation for an executive -- even for the CEO? Although the executive's job of managing Merck's business affairs is certainly important to Merck's success, it is Merck's many scientists, their support staffs, and the many other employees who are instrumental in the manufacturing and marketing of Merck's products -- these average employees -- who are the true backbone of Merck's business. To compensate any executive (even the CEO) 25 times that of the average employee is more than fair -- it is generous.

          "If health care reform brings what is promised -- health care to every American, the volume of pharmaceutical sales will increase dramatically. This will provide a golden opportunity for the pharmaceutical industry. However, with this opportunity, comes responsibility. Taxes fed into the system will help pay for prescription drugs as well as for other medical costs of those who cannot afford to pay their share. To use public monies to provide excessive compensation to pharmaceutical executives would be unconscionable.

          "Help Merck, in these times of fierce competition (and opportunities), to meet their public responsibilities, and to become more equitable and efficient. Vote FOR this resolution."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

     The Board of Directors believes that a cap on executive compensation could prevent the Company from attracting, retaining and motivating the extraordinarily talented people essential to manage the Company for maximum stockholder value. The companies with which the Company competes are not subject to a pay cap on executive compensation. A pay cap would eliminate a crucial element of flexibility in setting executive compensation and would place the Company at a severe competitive disadvantage. Accordingly, the Board believes that this proposal is not in the best interest of the Company or its stockholders.

     The Company's compensation policies are approved by the Compensation and Benefits Committee of the Board, which is comprised entirely of independent outside directors. Company executive compensation is highly dependent on the Company's performance and the performance of its stock.

     The compensation of the Company's executives is within a range of comparable companies. The Company periodically retains outside compensation and benefits consultants to assure that its compensation programs are not inconsistent with those of other leading industrial and healthcare companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                          FILINGS UNDER SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and directors were complied with during the 1993 fiscal year.

                  DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1995

     Stockholder proposals to be presented at the 1995 Annual Meeting must be received by the Company on or before November 16, 1994 for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                                          MERCK & CO., INC.

March 16, 1994

                                                                       EXHIBIT A

                               MERCK & CO., INC.

                            EXECUTIVE INCENTIVE PLAN

                    (AS AMENDED EFFECTIVE FEBRUARY 23, 1994)

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
    I.   PURPOSE.........................................................................  A-1
   II.   DEFINITIONS.....................................................................  A-1
  III.   ADMINISTRATION..................................................................  A-1
   IV.   ELIGIBILITY.....................................................................  A-2
    V.   AWARD FUND......................................................................  A-2
   VI.   AWARDS..........................................................................  A-2
  VII.   DEFERRAL OF AWARDS..............................................................  A-2
 VIII.   LIMITATIONS.....................................................................  A-2
   IX.   LIMITATION OF ACTIONS...........................................................  A-3
    X.   CLAIMS PROCEDURE................................................................  A-3
   XI.   PLAN AMENDMENT, SUSPENSION OR TERMINATION.......................................  A-3

                                   I. PURPOSE

     This Plan is designed to provide for awards to selected salaried employees in managerial or other important positions, who, individually or as members of a group, contribute in a substantial degree to the success of the Company, and who are in a position to have a direct and significant impact on the growth and success of the Company, thus affording to them a means of participating in that success and an incentive to contribute further to that success.

                                II. DEFINITIONS

     The following words and phrases shall have the meanings set forth below:

     (1) "Administrative Regulations" shall mean the procedures and regulations established by the Committee pursuant to Section III hereof for the purpose of administering the Plan.

     (2) "Award Fund" shall mean the aggregate amount made available in any given year pursuant to Section V hereof from which awards determined under
Section VI hereof may be made.

     (3) "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of the Company, the membership of which shall be members of the Board who are not Employees.

     (4) "Company" shall mean Merck & Co., Inc. or any successor thereto.

     (5) "Deferred Award" shall mean that portion of a Participant's award the payment of which he/she has elected to defer in accordance with the provisions of Section VII hereof.

     (6) "Employee" shall mean any salaried employee of the Company, a Subsidiary or an affiliate, the Merck Institute for Therapeutic Research, whether full-time or part-time and whether or not an officer or director, excluding, however, any temporary employee or any person serving the Company only in the capacity of director.

     (7) "Net Income" shall mean the amount reported by the Company as consolidated income before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount which has been expensed (after taxes) for awards under the Plan in computing such Net Income.

     (8) "Participant" shall mean an Employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, or who has been designated by the Committee to participate in the Plan pursuant to Section IV hereof.

     (9) "Plan" shall mean this Merck & Co., Inc. Executive Incentive Plan as amended from time to time.

     (10) "Subsidiary" shall mean any corporation, domestic or foreign (other than the Company), 50% or more of the total voting power of which is held by the Company and/or a Subsidiary or Subsidiaries.

                              III. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee may, by majority vote, establish Administrative Regulations as it deems necessary for the proper administration of the Plan and make such determinations and take such action in connection with or in relation to the Plan as it deems necessary. Each determination made by the Committee shall be final, binding and conclusive for all purposes and upon all persons. The Committee may rely conclusively on the determinations made by the Company's independent public accountants.

                                IV. ELIGIBILITY

     Those employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and those employees who are key officers or management employees of the Company, a Subsidiary or affiliate who, in the opinion of the Committee, are in a position to have a direct and significant impact on achievement of the Company's long term objectives are eligible to participate in the Plan.

                                 V. AWARD FUND

     An Award Fund shall be established at 2.5% of Net Income. No amounts are paid under the Plan for any year unless the Company has Net Income. However, the Committee reserves the right to decrease the amount of the Award Fund.

                                   VI. AWARDS

     No Participant may receive more than 10% of the maximum Award Fund in any given year. However, the Committee reserves the right to pay less than 10% of the Award Fund to any individual. All such determinations, except in the case of the award for the chief executive officer of the Company, shall be made after considering the recommendations of the chief executive officer and such other matters as the Committee shall deem relevant. In making such determinations, the Committee may, in addition to achievement of short-term business objectives, take into account achievement by key executives of long-term goals of the Company. All awards shall be charged against the Award Fund and may be paid in cash or stock (as the Committee may determine).

     Awards paid in stock shall be charged against the Award Fund using the average of the high and low prices of Merck common stock on the New York Stock Exchange composite tape on the date the Award is paid or deferred. The number of shares authorized for distribution under this Plan each year is one-tenth of one-percent of outstanding shares of Company Common Stock on the last business day of the preceding calendar year plus any shares authorized under this Plan in previous years but not used, minus any shares distributed under the Merck Deferral Program after April 26, 1994. These shares may be delivered from authorized but unissued shares or from the treasury. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the EIP.

                            VII. DEFERRAL OF AWARDS

     A Participant may elect, subject to the approval of, and within limits established by, the Committee, to designate all or any portion of an award as a Deferred Award under the Merck & Co., Inc. Deferral Program, which is incorporated herein by reference. Such election shall be irrevocable. Any portion of an award which is not so deferred shall be paid as soon as practicable after approval of such award by the Committee.

                               VIII. LIMITATIONS

     Although this Plan sets the maximum amount which may be paid to a participant in any given year, the Committee reserves the right to decrease the maximum or eliminate any award to any participant. No director, officer, employee of the Company nor any other person shall have the authority to enter into any agreement with any person for the making or payment of an award or to make any representation or warranty with respect thereto.

     Neither the action of the Company in establishing the Plan nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in the employ of the Company, its Subsidiaries or affiliates.

     The Company may offset against any payments to be made to a Participant or his/her beneficiary under this Plan any amounts owing to the Company, its Subsidiaries or affiliates from the Participant for any reason.

                           IX. LIMITATION OF ACTIONS

     Every asserted right of action by or on behalf of the Company or by or on behalf of any stockholder against any past, present or future member of the Committee or director, officer or Employee of the Company or any Subsidiary or affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such member director, officer or Employee, cease and be barred upon the expiration of three years (i) from the date of the alleged act or omission in respect of which such right of action arises or (ii) from the date upon which the Company's Annual Report to stockholders setting forth the aggregate amount of the awards to all or any part of which such action may relate is made generally available to stockholders, whichever date is later; and every asserted right of action by or on behalf of any Employee, past, present or future, or any beneficiary, spouse, child or legal representative thereof, against the Company or any Subsidiary or affiliate thereof, arising out of or in connection with this Plan, shall irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action arises.

                              X. CLAIMS PROCEDURE

     In the case of any Participant (whether active, retired or terminated) or beneficiary whose claim for an award under this Plan has been denied, the Company shall provide adequate notice in writing of such adverse determination setting forth the specific reasons for such denial in a manner calculated to be understood by the recipient thereof. Such Participant or beneficiary shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim by the Committee.

                 XI. PLAN AMENDMENT, SUSPENSION OR TERMINATION

     The Board of Directors or the stockholders may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes; provided, however, that no such discontinuance, amendment or revision shall materially adversely affect any right or obligation with respect to any award theretofore made. Any amendment or revision which increases the cost of the Plan by a substantial proportion may be made only by the stockholders. The Plan will continue in operation until discontinued as herein provided.

                                                                       EXHIBIT B

                               MERCK & CO., INC.

                                DEFERRAL PROGRAM

                       MERCK & CO., INC. DEFERRAL PROGRAM

     The Deferral Program ("the Program") is intended to permit a select group of management to defer income which would otherwise be immediately payable to them under various incentive plans of Merck & Co., Inc. ("the Company").

                               I.  ADMINISTRATION

     This Program is administered by the Compensation and Benefits Committee of the Company's Board of Directors. This Committee is composed of non-employee directors only. The Committee shall have responsibility for determining which investments will be available under the Program, and those investments shall be listed on Schedule I hereto. The Committee shall review the investment selections at least once every five years. The Committee shall make all decisions affecting the timing, price or amount of any and all of the Deferred Awards of participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, but may otherwise delegate any of its authority under this Program.

                                II.  ELIGIBILITY

     Eligibility to defer under this Program will be determined in accordance with the terms of the Company's various incentive plans. However, the Committee has the authority to refuse to permit an employee to participate in this Program, if the Committee determines that such participation would jeopardize the Program's compliance with applicable law or the Program's status as a top hat plan under ERISA.

                  III.  DEFERRAL INTO A DEFERRED AWARD ACCOUNT

     A participant's decision to defer under the Program must be made, for annual incentive plans, prior to the commencement of the performance year during which the bonus monies to be deferred will be earned and for long-term incentive plans, prior to the commencement of the last year of the award period during which the bonus monies to be deferred will be earned. Only amounts in excess of $3,000 may be deferred. Amounts so deferred are known as "Deferred Awards" and will be credited to the participant's "Deferred Award Account". The participant shall designate, in multiples of 1% of the Deferred Award, the portion to be allocated to each investment available under this Program.

     The participant shall also elect a distribution schedule for his/her Deferred Award. A participant may elect to have payments begin at the participant's actual retirement date, subsequent to that date or prior thereto. A participant may elect a lump sum or up to 15 annual installments. No installment, however, may be payable more than fifteen years after the participant's termination of employment.

     Deferred Awards shall be held in one account regardless of the incentive plan under which they were earned.

                    IV. VALUATION OF DEFERRED AWARD ACCOUNTS

A. COMMON STOCK

   1. Initial Crediting

     The amount allocated to Merck Common Stock shall be used to determine the number of full and partial shares of Merck Common Stock which such amount would purchase at the average of the high and low prices of the Common Stock on the New York Stock Exchange composite tape on the date cash payments are approved for the participant under the Company's relevant incentive plan ("the Award Date"). However, should the Committee determine that such valuation would not constitute fair market value, then the Committee shall decide on which date fair market value shall be determined using the valuation method set forth in this paragraph. The Company shall credit the participant's Deferred Award Account with the number of full and partial shares of Merck Common Stock so determined. However, at no time prior to the delivery of such shares shall any shares be purchased or earmarked for such Account and the participant shall not have any of the rights of a shareholder with respect to shares credited to his/her Deferred Award Account.

   2. Dividends

     The Company shall credit the Participant's Deferred Award Account with the number of full and partial shares of Merck Common Stock purchasable at the closing market price of the Common Stock on the New York Stock Exchange composite tape as of the date each dividend is paid on the Common Stock, with the dividends which would have been paid on the number of shares credited to such Account (including pro-rata dividends on any partial share) had the shares so credited then been issued and outstanding.

   3. Redesignations

     The value of Merck Common Stock for purposes of redesignation shall be the closing market price of the Common Stock on the New York Stock Exchange composite tape on the day the participant's redesignation request is received by the Director, Benefits Financing (or if that day is not a business day, then on the next business day). However, if the request to redesignate is received early in the day, prior to the opening of the New York Stock Exchange, then the redesignation will be valued using the prior day's closing price.

   4. Distributions

     Distributions of Merck Common Stock will be valued at the closing price on the New York Stock Exchange composite tape of Merck Common Stock on the distribution date.

   5. Limitations

     Shares of Merck Common Stock to be delivered under the provisions of this Program may be delivered by the Company from its authorized but unissued shares of Common Stock or from Common Stock held in the treasury. The amount of shares available each year under this Program shall be one-tenth of one-percent of outstanding shares of Merck Common Stock on the last business day of the preceding calendar year plus any shares authorized under this Program in previous years but not used, minus any shares distributed under the Executive Incentive Plan after April 26, 1994.

   6. Adjustments

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company or a Mutual Fund, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares of Merck Common Stock or Mutual Funds credited to participants' Deferred Award Accounts.

B.  MUTUAL FUNDS

   1. Initial Crediting

     The amount allocated to each Mutual Fund shall be used to determine the number of full and partial Mutual Fund shares which such amount would purchase at the closing net asset value of the Mutual Fund shares on the Award Date. The Company shall credit the participant's Deferred Award Account with the number of full and partial Mutual Fund shares so determined. However, no Mutual

Fund shares shall be purchased or earmarked for such Account nor shall the participant have the rights of a shareholder with respect to such Mutual Fund shares.

   2. Dividends

     The Company shall credit the participant's Deferred Award Account with the number of full and partial Mutual Fund shares purchasable, at the closing net asset value of the Mutual Fund shares as of the date each dividend is paid on the Mutual Fund shares, with the dividends which would have been paid on the number of shares credited to such Account (including pro rata dividends on any partial share) had the shares then been owned by the participant for purposes of the above computation.

   3. Redesignations

     The value of Mutual Fund shares for purposes of redesignation shall be the net asset value of such Mutual Fund shares at the close of business on the day on which the redesignation request is received by the Director, Benefits Financing (or if that day is not a business day, then on the next business day). However, if the request to redesignate is received early in the day, prior to the opening of the New York Stock Exchange, then the redesignation will be valued using the prior day's closing price. The participant's Account shall be credited with the number of Mutual Fund shares so determined.

   4. Distributions

     Mutual Fund distributions will be valued based on the closing net asset value of the Mutual Fund shares on the distribution date.

C.  91-DAY U.S. TREASURY BILLS

   1. Initial Crediting

     The amount allocated to 91-Day U.S. Treasury Bills will be credited to the participant's Deferred Award Account at $1 per share. No Treasury Bills will be actually purchased or earmarked for a participant's Account.

   2. Interest

     The Company shall credit interest to the participant's Deferred Award Account. The annual rate of interest applicable during each calendar quarter of the year shall be the interest equivalent yield on 91-Day U.S. Treasury Bills at the last Monday auction of such Bills immediately preceding such calendar quarter, rounded to the nearest one-hundredth of one percent. The interest so determined shall be compounded quarterly.

   3. Redesignations

     The value for purposes of redesignation of 91-Day U.S. Treasury Bill shares shall be $1.

   4. Distributions

     Distributions will be valued at $1 per share.

D. BOND INDEXES

   1. Initial Crediting

     The amount allocated to each Bond Index shall be used to determine the number of full and partial Bond Index shares which such amount would purchase at the Bond Index at the Award Date divided by 100. The Company shall credit the participant's Deferred Award Account with the number of Bond shares so determined. No Bonds will be actually purchased or earmarked for a participant's Account.

   2. Redesignations

     The value of Bond Index shares for purposes of redesignation shall be determined by the Bond Index divided by 100 on the day on which the redesignation request is received by the Director, Benefits Financing (or if that day is not a business day, then on the next business day). However, if the request to redesignate is received early in the day, prior to the opening of the New York Stock Exchange, then the redesignation will be valued using the prior day's Bond Index.

   3. Distributions

     Distributions of Bond Index shares will be valued at the Bond Index on the distribution date divided by 100.

               V.  REDESIGNATION WITHIN A DEFERRED AWARD ACCOUNT

A. GENERAL

     A participant, and the beneficiary or legal representative of a deceased participant, may redesignate amounts credited to a Deferred Award Account among the investments available under this Program. However, no such redesignation shall be made into Merck Common Stock.

     Participants who wish to redesignate out of a particular investment vehicle may not at the same time redesignate into such investment vehicle. No redesignation may take place during the 30 days prior to a scheduled distribution under this Program.

B. BASIC REDESIGNATION GROUND RULES

     (1) Eligible Participants -- Active employees and retired participants are eligible to redesignate; provided, however, that no participant whose balance in Merck Common Stock is less than three times such participant's annual base salary ("Annual Base Salary") may redesignate amounts from Common Stock. For the purposes of this Section V, Annual Base Salary for an active participant shall be such participant's monthly base salary at the December 31 prior to redesignation, annualized, and for a deceased or retired participant, monthly base salary at the December 31 prior to death or retirement, annualized.

     (2) Permitted Frequency -- Redesignation may be made not more than four times in each calendar year, but redesignations out of Merck Common Stock may only be made once a calendar year.

     (3) Amount and Extent of Redesignation -- Redesignation must be in 1% multiples of the investment from which redesignation is being made. Redesignation of amounts in Merck Common Stock is restricted to amounts in excess of three times Annual Base Salary (the "Excess").

     (4) Timing -- Redesignation shall take place on the day the participant's written redesignation is received by the Director, Benefits Financing (or if that day is not a business day, then on the next business day). However, if the redesignation request is received early in the day, prior to the opening of the New York Stock Exchange, then the redesignation will be valued using the prior day's numbers.

     (5) Beneficiaries or Legal Representatives -- The beneficiary or legal representative of a deceased participant may redesignate subject to the same rules as participants. However, the beneficiary or legal representative has only one opportunity to redesignate out of Merck Common Stock but may redesignate amounts up to and including the entire value of the participant's investment in Merck Common Stock.

C.  SPECIAL RULES FOR REDESIGNATION OUT OF COMMON STOCK

     (1) Material, Nonpublic Information -- The Committee in its sole discretion and with advice of counsel at any time may rescind a redesignation out of Merck Common Stock if such redesignation was made by a participant who, a) at the time of the redesignation was in the possession of material, nonpublic information with respect to the Company; and b) in the Committee's estimation benefited from such information in the timing of his/her redesignation.

        The Committee's determination shall be final and binding. In the event of such rescission, the participant's Deferred Award Account shall be returned to a status as though such redesignation had not occurred. Notwithstanding the above, the Committee shall not rescind a redesignation if the facts were reviewed by the participant with the General Counsel of the Company or a designee prior to the redesignation and if the General Counsel or designee had concluded that such participant was not in possession of adverse material, nonpublic information.

     (2) 16(b) Participants -- A participant subject to Section 16(b) of the Securities Exchange Act of 1934 may redesignate out of Merck Common Stock only during the "window period" beginning on the third business day following the public release of any quarterly annual statements of sales and earnings by the Company and ending on the twelfth day following such release.

D.  CONVERSION OF COMMON STOCK ACCOUNTS

     The Committee may, in its sole discretion, convert all of the shares of Merck Common Stock allocated to a participant's Deferred Award Account in the manner provided below where a position which a terminated or retired participant has taken or wishes to take is in the opinion of the Committee such as would make uncertain the propriety of the participant's having a continued interest in Merck Common Stock. The date of conversion shall be the date of commencement of such other employment or the date of the Committee's action, whichever is later.

     Conversion shall be from an expression of value in shares of Merck Common Stock in the participant's Deferred Award Account to an expression of value in United States dollars in another available investment. The value of the Merck Common Stock shall be based upon its closing price on the New York Stock Exchange composite tape on the date of conversion or if no trading took place on such Exchange on such day, the next business day on which trading took place. Any conversion under this paragraph shall be irrevocable and absolute.

                  VI.  DISTRIBUTION OF DEFERRED AWARD ACCOUNTS

     Distribution of Deferred Award Accounts shall be made in accordance with the participant's distribution schedule pro rata by investment. Distributions from Merck Common Stock will be made in shares, with cash payable for any partial share. Distributions from Mutual Funds, Treasury Bills or Bond Indexes will be in cash. Distributions will be made on the first business day of the month.

   1. Retirement

     A participant's retirement from active service will cause distributions of his/her Deferred Award Account to commence as soon as administratively feasible in accordance with the participant's previously elected schedule.

     If a participant retires from active service prior to age 65, the Committee may establish a different distribution schedule. The schedule chosen by the Committee, however, shall not be shorter than the participant's previously elected schedule unless there has been or would be a significant change in the participant's economic circumstances attributable to the participant's early retirement. If the Committee decides to change the participant's distribution schedule, the participant's Deferred Award Account must be distributed ratably over no less than five years. However, if a participant has retired at the Company's request, the limitation in the preceding sentence does not apply.

   2. Death

     In the event of a participant's death, distributions under this Program will commence as soon as administratively feasible in accordance with his/her previously elected schedule. The participant's beneficiary or legal representative, however, may request that the Committee change such distribution schedule.

   3. Hardship Distributions

     The Committee, in its sole discretion, may accelerate the time of distribution of a participant's Deferred Award Account, if the participant experiences severe financial hardship due to illness, accident or death in the immediate family, loss of or damage to property due to casualty, or other extraordinary and unforseeable circumstances. Such participant should provide the Committee with a statement in reasonable detail as to the nature of such financial hardship together with a statement that such acceleration is necessary to alleviate such hardship.

   4. Post-Retirement Modifications

     A participant who has retired from active service may submit one petition to the Committee requesting an extension of the period of distribution of his/her Deferred Award Account. Any revised distribution schedule may not exceed fifteen years from the date of actual retirement, and will be effective the beginning of the next calendar year. The Committee shall in no event grant a new schedule under which the participant would cumulatively receive a greater portion of his/her Deferred Award Account as measured at the end of each calendar year. A participant who is an active employee may not make a request under this paragraph.

   5. Automatic Distribution

     If a participant terminates employment for reasons other than death and is not eligible to retire from active service under one of the Company's pension plans, then his/her Deferred Award Account will be automatically paid in a lump sum as soon as administratively feasible following his/her termination of employment. Furthermore, any participant who dies, or retires from active service, but whose Deferred Award Account is valued at less than $125,000 on the date of his/her death or retirement, will have his/her Deferred Award Account distributed in a lump sum as soon as administratively feasible following his/her death or retirement.

                      VII.  DEDUCTIONS FROM DISTRIBUTIONS

     The Company will deduct from each distribution amounts required to be withheld for income, Social Security and other tax purposes. Such withholding will be done on a pro rata basis per investment. The Company may also deduct any amounts the participant owes the Company for any reason.

                        VIII.  BENEFICIARY DESIGNATIONS

     A participant under this program may designate a beneficiary to receive his/her Deferred Award Account upon the participant's death. Should the beneficiary predecease the participant or should the participant not name a beneficiary, the participant's Deferred Award Account will be distributed to the participant's estate.

                                IX.  AMENDMENTS

     The Committee may amend this Program at any time. However, such amendment shall not materially adversely affect any right or obligation with respect to any Deferred Award made theretofore.

                                   SCHEDULE I

                                  INVESTMENTS

MERCK COMMON STOCK
  Mutual Funds
     Acorn Fund
     American Capital Pace Fund, Inc.
     Bond Fund of America
     Fidelity Daily Income Trust
     Fidelity Equity Income Fund
     Fidelity Magellan Fund
     Fidelity U.S. Equity Index
     Janus Fund
     Pennsylvania Mutual Fund, Inc.
     Scudder International Fund
     Sequoia Fund
     Templeton Growth Fund, Inc.
     Vanguard Wellington Fund

91-DAY U.S. TREASURY BILLS
  Bond Indexes
     Lehman Brothers Treasury Bond Index -- Intermediate-Term
     Lehman Brothers Treasury Bond Index -- Long-Term

                                                                       EXHIBIT C

                               MERCK & CO., INC.

                           1991 INCENTIVE STOCK PLAN

                    (AS AMENDED EFFECTIVE FEBRUARY 23, 1994)

                           1991 INCENTIVE STOCK PLAN

     The 1991 Incentive Stock Plan ("ISP") is established to encourage employees of the Company, its subsidiaries and the Merck Institute for Therapeutic Research to acquire Common Stock in Merck & Co., Inc. (the "Company"). It is believed that the ISP will stimulate employees' efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its Stockholders, and will encourage such employees to have a greater personal financial investment in the Company through ownership of its Common Stock.

1.  ADMINISTRATION

     The ISP shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"). The Committee is authorized, subject to the provisions of the ISP, to establish such rules and regulations as it deems necessary for the proper administration of the ISP, and to make such determinations and to take such action in connection therewith or in relation to the ISP as it deems necessary or advisable, consistent with the ISP. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of management as the Committee deems appropriate; provided however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities Exchange Act of 1934.

     For the purpose of this section and all subsequent sections, the ISP shall be deemed to include this plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

2.  ELIGIBILITY

     Regular full-time and part-time employees of the Company, its subsidiaries, and the Merck Institute for Therapeutic Research, including officers, whether or not directors of the Company, shall be eligible to participate in the ISP ("Eligible Employees") if designated by the Committee or its delegate. Those directors who are not regular employees are not eligible.

3.  INCENTIVES

     Incentives under the ISP may be granted in any one or a combination of (a) Incentive Stock Options (or other statutory stock option); (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Performance Share Awards; and
(e) Restricted Stock Grants (together "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

4.  SHARES AVAILABLE FOR INCENTIVES

     (a) SHARES SUBJECT TO ISSUANCE OR TRANSFER. Subject to adjustment as provided in Section (b) hereof, there is hereby reserved for issuance under the ISP in each calendar year one percent (1%) of the outstanding shares of the Company's Common Stock as of the first business day of each calendar year ("Common Stock"). The shares available for granting awards in any year shall be increased by the number of shares available under the Plan in previous years but not covered by Awards granted under the Plan in those years plus any shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been canceled. In addition, any shares reserved for issuance under the Company's 1987 Incentive Stock Plan, 1981 Incentive Stock Option Plan and 1981 Nonqualified Stock Option Plan ("Prior Plans") in excess of the number of shares as to which options or other benefits have been awarded thereunder, plus any such shares as to which options or other benefits granted under the Prior Plans may lapse, expire, terminate or be cancelled, shall also be reserved and available for issuance or reissuance under the ISP in any calendar year. No further options or other benefits are to be granted under the Prior Plans; provided that any outstanding options or other benefits may be exercised in accordance with the terms thereof.

     In the event of a lapse, expiration, termination or cancellation of any Incentive granted under the ISP without the issuance of shares or payment of cash, or if shares are issued under a Restricted Stock Grant hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Incentive may again be used for new Incentives hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

     (b) In any given year, no eligible employee may receive Incentives covering more than one-quarter of one-percent of the outstanding shares of the Company's Common Stock as of the first business day of the calendar year.

     (c) RECAPITALIZATION ADJUSTMENT. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the ISP, in the number and kind of shares covered by Incentives granted, in the case of Stock Options, in the option price, and in the case of stock appreciation rights, in the fair market value.

5.  STOCK OPTIONS

     The Committee may grant options qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended or any successor code thereto (the "Code"), other statutory options under the Code, and Nonqualified Options (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.

     (b) PERIOD OF OPTION. The period of each Stock Option shall be fixed by the Committee.

     (c) PAYMENT. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

     (d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

     (e) TERMINATION OF EMPLOYMENT. Upon the termination of a Stock Option grantee's employment (for any reason other than retirement, death or termination for deliberate, willful or gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock

Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of such termination as may be established by the Committee. If a Stock Option grantee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

     (f) RETIREMENT. Upon retirement of the Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

     (g) DEATH. Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option.

     (h) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not, in the aggregate, grant an Eligible Employee Incentive Stock Options that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

6.  STOCK APPRECIATION RIGHTS

     The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock ("Stock Appreciation Right") either singly or in combination with an underlying Stock Option granted hereunder or under the Prior Plans. Such Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) TIME AND PERIOD OF GRANT. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option Grant or at any time thereafter but prior to the expiration of the Stock Option Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

     (b) VALUE OF STOCK APPRECIATION RIGHT. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

     (c) PAYMENT OF STOCK APPRECIATION RIGHT. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

7.  PERFORMANCE SHARE AWARDS

     The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) AWARD PERIOD AND PERFORMANCE GOALS. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders' equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

     (b) PAYMENT OF PERFORMANCE SHARE AWARDS. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares". After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

     (c) REVISION OF PERFORMANCE GOALS. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

     (d) REQUIREMENT OF EMPLOYMENT. A grantee of a Performance Share Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

     (e) DIVIDENDS. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

8.  RESTRICTED STOCK GRANTS

     The Committee may issue shares of Common Stock to a grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

     (a) REQUIREMENT OF EMPLOYMENT. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

     (b) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATES. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under
Section 10 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

     (c) ESCROW AGREEMENT. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     (d) LAPSE OF RESTRICTIONS. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

     (e) DIVIDENDS. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

9. DISCONTINUANCE OR AMENDMENT OF THE PLAN

     The Board of Directors may discontinue the ISP at any time and may from time to time amend or revise the terms of the ISP as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the board amend the ISP without stockholder approval, where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other requirement of applicable law or regulation. No Incentive shall be granted under the ISP after December 31, 1995 but Incentives granted theretofore may extend beyond that date.

10. NONTRANSFERABILITY

     Each Incentive granted under the ISP shall not be transferable other than by will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

11. NO RIGHT OF EMPLOYMENT

     The ISP and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Eligible Employee at any time and for any reason.

12. TAXES

     The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the ISP after giving the person entitled to receive such amount or shares notice as far in advance as practicable.

                                    (LOGO)

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       MERCK & CO., INC.                                   PROXY/VOTING INSTRUCTION CARD
       P.O. BOX 100, WHITEHOUSE STATION, NJ 08889-0100     ANNUAL MEETING OF STOCKHOLDERS -- APRIL 26, 1994
       THIS PROXY IS SOLICITED ON BEHALF                   The shares represented by this proxy will be voted as
       OF THE BOARD OF DIRECTORS                           directed by the stockholder. If no specification is made, the shares will be voted FOR proposals 1, 2, 3, 4 and 5 and
                                                           AGAINST proposals 6 and 7.
                                                           When signing as attorney, executor, administrator, trustee or guardian, give full title as such, and when stock has been issued in the names of two or more persons, all should sign unless evidence of authority to sign on behalf of others is attached.
                                                           Signature(s)  ...............................................
                                                           .............................................................
                                                           Dated.................................................., 1994

                                       Please complete, sign, date and return
                                        promptly using the enclosed envelope.

/ / Please check ONLY if you plan to attend the Annual
    Meeting.                                                                                                     (Over)
    An admission ticket will be mailed to you.
- ----------------------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
      The undersigned hereby appoints P. ROY VAGELOS, MARY M. McDONALD and CELIA A. COLBERT, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., Inc.
      standing in the name of the undersigned at the ANNUAL MEETING OF STOCKHOLDERS to be held on April 26, 1994, and at all adjournments thereof, upon the matters below, as designated (including the power to vote cumulatively in the election of directors), and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the dividend reinvestment plan, as described in the proxy statement.
      Any prior proxy or voting instructions are hereby revoked.
      THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
      1. Election of Directors:  Nominees are Martin J. Wygod for a term expiring in 1996; Lawrence A. Bossidy, Charles E. Exley,
      Jr. and William N. Kelley for terms expiring in 1997.
      AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH THE NOMINEE'S NAME ABOVE. To cumulate votes as to a particular nominee(s) as explained in the proxy statement, indicate the name(s) and the number of votes to be given to such nominee(s):

                                                 FOR all nominees (except as           WITHHOLD AUTHORITY
                                                marked to the contrary above) / /   to vote for all nominees / /
       2.   Ratification of Appointment of Independent Public
            Accountants..............................................     FOR / /     AGAINST / /    ABSTAIN / /
       3.   Proposal to amend Executive Incentive Plan...............     FOR / /     AGAINST / /    ABSTAIN / /
       4.   Proposal to adopt the Merck Deferral Program.............     FOR / /     AGAINST / /    ABSTAIN / /
       5.   Proposal to amend 1991 Incentive Stock Plan..............     FOR / /     AGAINST / /    ABSTAIN
       THE DIRECTORS RECOMMEND A VOTE AGAINST PROPOSALS 6 AND 7.
       6.   Stockholder proposal re Annual Election of Directors.....     FOR / /     AGAINST / /    ABSTAIN / /
       7.   Stockholder proposal re Executive Compensation...........     FOR / /     AGAINST / /    ABSTAIN / /
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